UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 13, 2016
Date of Report (Date of earliest event reported)

Flex Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36812	46-5087339
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

800 Boylston Street, 24th Floor Boston, MA	02199
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 874-1821

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2016, the Compensation Committee of the Board of Directors of Flex Pharma, Inc. (the "Company") approved the promotion of John McCabe from Vice President, Finance to Chief Financial Officer. In connection with such promotion, Mr. McCabe and the Company entered into an amendment to Mr. McCabe's executive employment agreement providing for, among other things, an increase of Mr. McCabe's base salary to $300,000 and his target bonus to forty percent (40%) of his base salary.

The foregoing summary of the amendment to Mr. McCabe's executive employment agreement is qualified in its entirety by the full text of the amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

A copy of the slide presentation that will be used by representatives of the Company in connection with investor meetings or presentations from time to time (the "Corporate Presentation") is attached to this Current Report on Form 8-K as Exhibit 99.1. The Corporate Presentation is current as of December 15, 2016, and the Company disclaims any obligation to correct or update this material in the future.

The information in Item 7.01 of this Form 8-K (including Exhibit 99.1) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit 99.1, which relates to Item 7.01 above, shall be deemed to be furnished and not filed.

Exhibit No.	Description
10.1	Amendment to Executive Employment Agreement dated December 14, 2016 between John McCabe and the Company
99.1	Corporate Presentation current as of December 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flex Pharma, Inc.

Dated: December 15, 2016
	By:	/s/ Robert Hadfield
Robert Hadfield
General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Amendment to Executive Employment Agreement dated December 14, 2016 between John McCabe and the Company
99.1	Corporate Presentation current as of December 15, 2016